Exhibit 10.1

AMENDMENT NO. 2 TO THE

AMENDED AND RESTATED

STEWART ENTERPRISES, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

This Amendment No. 2 to the Amended and Restated Stewart Enterprises, Inc. Supplemental Executive Retirement Plan is effective as of January 28, 2011.

WHEREAS, the Compensation Committee of the Board of Directors of Stewart Enterprises, Inc. (the “Company”) wishes to amend the Amended and Restated Supplemental Executive Retirement Plan (the “Plan”) to add a participant.

NOW THEREFORE, the Plan is hereby amended as follows:

Lewis J. Derbes, Jr. is hereby added as a Class B Participant in the Plan.

Executed in Jefferson, Louisiana, this 28th day of March, 2011.

WITNESSES:	STEWART ENTERPRISES, INC.

/s/ Margo Gremillion	By:	/s/ Thomas J. Crawford
Print Name: Margo Gremillion		Thomas J. Crawford
/s/ Lisa T. Winningkoff		President and Chief Executive Officer
Print Name: Lisa T. Winningkoff